Exhibit 10.1 - Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

BY AND AMONG

 CREATIVE MANAGEMENT GLOBAL, INC.

AND

CREATIVE MANAGEMENT OF DELAWARE, INC.

AND

CMG HOLDINGS GROUP, INC.

DATED AS OF

JUNE 25, 2012

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 25, 2012 by and among CREATIVE MANAGEMENT GLOBAL,  INC. . a Delaware corporation (the “Buyer”), , and CMG HOLDINGS, INC., a Nevada corporation (the “Seller”), who cumulatively own all of the outstanding capital stock of the and CREATIVE MANAGEMENT OF DELAWARE, INC. . a Delaware corporation (the “Company”). Certain other capitalized terms used herein are defined in Article IX and throughout this Agreement.

WHEREAS, the Company is a talent management agency that provides custom marketing solutions that optimize profitability by concentrating in the sectors of talent management.. The Company has managed the careers of entertainment figures and personalities throughout sectors of literary, television, media training, image marketing, endorsements, licensing, contract negotiations and speaking appearances.

WHEREAS, the Seller owns one hundred percent (100%) of the outstanding capital stock of the Company consisting of 10,000,000 shares of common stock, par value $0.00001 per share (the “Shares”), of the Company; and

WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desire to sell to Buyer, all of the outstanding capital stock of the Company, consisting of the Shares (the “Acquisition”), on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, upon close of the Acquisition, the Company will be a wholly-owned Subsidiary of the Buyer; and

WHEREAS, the Company is seeking to expand its business outside of North America; and

WHEREAS, the Company has pending litigation in the state of Florida; and

WHEREAS, the Buyer will seek to the expand their South American and Asia Pacific operations and provide any additional working capital necessary to develop, operate and manage various sectors of the talent management industry. ;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties herein contained, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I:                                THE STOCK PURCHASE

1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.2), the Seller will sell, convey, transfer, assign and deliver to Buyer (or one or more of its assignees) all of the Shares of the Company now owned by or issued to the Seller or to which the Seller may be entitled, free and clear of any Liens, claims or encumbrances.

1.2Closing. Subject to and after the fulfillment or waiver of the conditions set forth in Article VI, Article VII, and Article XI of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”), will take place concurrently with the execution of this Agreement, at the offices of Sellers’ in Miami, Florida or such other place as the parties may otherwise agree; provided, however, that the parties agree that they shall each have up to three (3) days following the Closing (the “Escrow Period”) in which deliver the various Closing deliverables called for by this Agreement. The “Closing Date” shall be the date of this Agreement

1.3Purchase Price. Subject to and upon the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants, and agreements of the Seller, (i) the Buyer will pay the Seller, as consideration for the Shares the i and royalty payment set forth in Sections 1.4 and the deferred payment set forth in Section 1.5 (collectively, the “Purchase Price”), and.

1.4Royalty Payment Effective as of the Closing, for a period of nineteen (19) months, the Buyer shall pay to the Seller 10% of cash or other forms of payment or compensation received as Gross Revenues less Direct Costs earned directly resulting from South American or Asia Pacific operations of the Company pursuit to the sectors of the management  of entertainment figures and personalities throughout sectors of literary, television, media training, image marketing, endorsements, licensing, contract negotiations and speaking appearances.  Without limiting the generality of the foregoing, direct costs shall include attorneys’ fees and costs incurred by the Company in obtaining or attempting to generate Gross Revenues. Said direct costs shall be calculated as to the management of each entertainment figure and personalitie throughout sectors of literary, television, media training, image marketing, endorsements, licensing, contract negotiations and speaking appearances.  Amounts due hereunder shall be payable on a quarterly basis commencing with the calendar quarter in which the Closing occurs with respect to amounts collected, costs incurred or taxes accrued in such quarter. Payment shall be made within fifteen business days from the end of a calendar quarter and shall be accompanied by a statement from the Buyer stating in reasonable detail the calculation of amounts payable.

1.5 Deferred Payment Consideration. As part of the Purchase Price, the remainder of the Purchase Price (following payment of the the Royalty Payments) will consist of, and be paid to the Seller by the Buyer, as follows:

A final payment (the “Deferred Payment”) of One Hundred Thirty Three Thousand ($133,000) to be paid nineteen (19) months from Closing date, after the Company’s year-end 2013 financial statements are completed and audited by an independent accounting firm and that will reflect the total  Company Gross Revenues less Direct Costs for the years 2012, and 2013.

1.6 Accounting and Tax Treatment. The parties hereto intend that the transactions contemplated hereby will be treated as a purchase by Buyer for accounting purposes and as taxable under the Code for tax purposes.

ARTICLE II:                                REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer makes the following representations and warranties to the Seller:

2.1 Corporate Status. The Buyer to the best of its knowledge, hereby represents and warrants that (i) the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Buyer is qualified to do business as a corporation in each of the jurisdictions in which it operates, (iii) the execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action, and (iv) no governmental authorization, approval, order, license, permit, franchise or consent and no registration or filing with any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by the Buyer.

2.2 Enforceability. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Neither the execution and delivery nor the performance of this Agreement by the Buyer will conflict with the Buyer’s Articles of Incorporation or By-laws, as amended to date, or result in a breach of any terms or provisions of, or constitute a default under, any material Contract, agreement or instrument to which the Buyer is a party or by which the Buyer is bound.

2.3 Litigation. The Buyer to the best of its knowledge, is not a party to any pending or, to its knowledge, threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Buyer, or materially interfere therewith. The Buyer is not a party to any pending or, to its knowledge, threatened governmental investigation involving the Buyer or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Buyer. There are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Buyer or any of the Buyers’ assets, businesses, operations, affairs or activities.

2.4 No Commissions . The Buyer has not incurred any obligation for any finder’s or brokers or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

2.5 Investment Intent. Buyer represents and warrants that it is acquiring the Shares for its own account, . The Buyer understands and acknowledges that the Shares it is acquiring have not been registered , and that the Buyer must, and the Buyer represents that it is able to, bear the economic risks of the investment in the Shares until the Shares have been registered under or otherwise may be disposed of.

2.6 Reliance. The Buyer is not relying on the Company, the Seller or any of their respective employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of its purchase of the Shares and consummation of the Acquisition, and the Buyer has relied on the advice of, or has consulted with, only its own advisors.

2.7 Estimates and Forward-Looking Statements. The Buyer acknowledges that any estimates or forward-looking statements or projections of the Company were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or the Seller and should not be relied upon.

2.8 Completeness of Representations. No representation, warranty, covenant, or provision contained in this Agreement nor any statement, exhibit, schedule or information furnished or to be furnished on behalf of the Buyer under or pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained in it not misleading.

ARTICLE III:                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Seller, individually and not jointly and severally, make, as appropriate, the following representations and warranties to Buyer:

3.1 Corporate Status. The Seller,  represents and warrants to the best of its knowledge that it is (i) duly organized, validly existing and in good standing under the laws of the State of Neveda; (ii) has full corporate power to own all of its shares in the Company and to carry on its business as it is now being conducted; and (iii) is qualified to do business as a corporation in each of the jurisdictions in which it operates.

3.2 Power and Authority . Each of the Seller and the Company , represents and warrants that to the best of its knowledge, it has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company represents and warrants that it has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Seller represents and warrants that it has the requisite competence, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and the Seller, and this Agreement constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The Company and Seller represent and warrant that neither the execution and delivery nor the performance of this Agreement will conflict with their Certificate of Incorporation or By-laws, as amended to date, or result in a breach of any terms or provisions of, or constitute a default under, any material Contract, agreement or instrument to which they a party or by which they bound.

3.4 Capitalization. The Company represents and warrants that to the best of its knowledge, as of the Closing, the authorized capital stock of the Company will consist of 10,000,000 shares of common stock . All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There is no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Other than as set forth herein, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

3.5 Seller Ownership. The  Seller represents and warrants that to the best of its knowledge that it is the sole owner of all Shares transferred hereby by it and  it will transfer to Buyer, in fulfillment of this Agreement, all of the Shares owned by it, free and clear of all Liens, encumbrances or claims by any third parties.

3.6 Title to Assets. The Company represents and warrants to the best of its knowledge that it has good and marketable title to all of its assets hereto, which good and marketable title is free and clear of mortgages, pledges, Liens, credit agreements, title retention agreements, security agreements, Taxes, claims, debts and other obligations and encumbrances except (a) as specifically set forth in Schedule D hereto, (b) the Lien, if any, of current Taxes not yet due and payable and (c) such additional encumbrances or imperfections of title, if any, which are not substantial in character, amount or extent and which do not materially detract from the value, or materially interfere with the present or future intended use, of the Company’s assets, and which do not otherwise materially impair or affect the business and operations of the Company.

3.7 Possession of Assets. The Company represents and warrants that to the best of its knowledge, its title to its assets has never been disputed or questioned; nor does the Company know of any facts by reason of which the possession or title of its assets might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

3.8 Records of the Company . The Company represents and warrants that to the best of its knowledge that (i) the copies of the Certificate of Incorporation and By-laws of the Company, which are attached as Schedule E hereto, are true, accurate and complete and reflect all amendments made through the date of this Agreement, and (ii) the stock ledgers of the Company, which are attached as Schedule F hereto, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

3.9 Regulatory Good Standing . The Company represents and warrants that to the best of its knowledge it has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or, to the Company’s knowledge, threatened, except as specifically set forth in Schedule G hereto. The foregoing will not be deemed to constitute a warranty or representation by the Company that it has not heretofore or will not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Company’s operating authority.

3.10 Litigation. The Company represents and warrants that, to the best of its knowledge except for the pending litigation set forth in Schedule I hereto, “Florida Litigation”, it is not  a party to any pending or, to its knowledge, threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith. The Seller represents and warrants that it will contribute up to Seven Thousand ($7,000) Dollars to serve as legal expenses for any pending legal expenses incurred by the Buyer.  The amounts due hereunder shall be payable on a quarterly basis commencing with the calendar quarter in which the Closing occurs with respect to legal fees incurred in such quarter. Payment shall be made within fifteen business days from the end of a calendar quarter and shall be accompanied by a statement from the Buyer stating in reasonable detail the calculation of legal expense payable.

3.11 Defaults. The Company represents and warrants that to the best of its knowledge,  there are no material defaults on the part of the Company under any Contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, Lien, encumbrance or any other commitment, Contract, agreement or undertaking to which the Company is a party

3.12 Compliance with Laws. The Company represents and warrants that it has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operation of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets of any former employer of any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

3.13 Reliance. Each of the Seller and the Company is not relying on the Buyer, any Affiliates of the Buyer or any of their respective employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of its consummation of the Acquisition, and each of the Seller and the Company has relied on the advice of, or has consulted with, only its respective own advisors.

ARTICLE IV:	CONDUCT OF BUSINESS DURING THE ESCROW PERIOD

4.1 Conduct of Business by the Company During the Escrow Period. The Seller and the Company covenant and agree that, except with the prior written consent of Buyer, between the Closing Date and the end of the Escrow Period, the business of the Company will be conducted only in, and the Company will not take any action except in, the ordinary course of business consistent with past practice. . The Seller and the Company will give written notice to the Buyer promptly following the occurrence of any event which has had (or which is likely to have) a Material Adverse Effect upon its assets, business, operations, prospects, properties or condition (financial or otherwise).

ARTICLE V:                                CERTAIN ADDITIONAL AGREEMENTS

5.1 Further Assurances; Compliance with Covenants. Each party will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles VI and VII. By the end of the Escrow Period, the Company and the Seller covenant and agree to deliver to the Buyer the stock certificates representing the Shares, and other documents required to be delivered to Buyer pursuant to Article VI, and the Buyer covenants and agrees to deliver to the Company and the Seller the stock certificates and other documents required to be delivered to the Company and the Seller pursuant to Article VII.

5.2 Actions. Each of the parties hereto will take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts they are party to as necessary for the consummation of the transactions contemplated hereby. Each of the Company and the Buyer also agrees to use commercially reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

5.3 Notification of Certain Matters. The Company and the Seller, as appropriate, will give prompt notice to the Buyer of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by them herein to be untrue or inaccurate, or any covenant, condition, or agreement relating to them contained herein not to be complied with or satisfied.

5.4 Seller Vote. The Seller, by executing this Agreement, consents  to the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives any and all rights, including but not limited to rights of approval, appraisal or dissent, under any agreements relating to the sale, purchase or voting of any capital stock of the Company to which it may be a party or otherwise, with respect to the Acquisition of the Shares by the Buyer and the transactions contemplated hereby.

5.5 Stock Certificates; Releases. By the end of the Escrow Period, the Seller covenants and agrees to deliver to Buyer all certificates evidencing the Shares duly endorsed to the Buyer (or its designee) by the Seller;

5.6 Effectiveness of Representations and Warranties. Each and every one of the representations and warranties of parties set forth in this Agreement will be true at and as of the Closing Date as though such representations were made at and as of such time.

5.7 Performance of Covenants. Each and every covenant herein made by the parties which are to be performed at or prior to the end of the Escrow Period will have been duly performed by the appropriate party by such date.

ARTICLE VI: CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligation of the Buyer to effect the transactions contemplated hereby will be subject to the fulfillment at or prior to the end of the Escrow Period of the following conditions, any or all of which may be waived in whole or in part in writing by the Buyer:

6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company and the Seller contained in this Agreement will be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except for matters specifically permitted by or disclosed on any schedule to this Agreement, and  that those representations and warranties which address matters only as of a particular date will remain true and correct as of such date and for immaterial matters disclosed in writing to the Buyer pursuant to the Closing as part of the certificate described in this paragraph. The Company and the Seller will have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the end of the Escrow Period. The Seller will have delivered to Buyer a certificate, dated as of the Closing Date, duly signed by one of its Officers, certifying that its representations and warranties and, to its knowledge, the representations and warranties of the Company are true and correct as of the Closing Date; and that all of its obligations and, to its knowledge, the obligations of the Company have been complied with and performed.

6.2 Corporate Certificate. The Seller will have delivered to Buyer copies of the Certificate of Incorporation and By-laws of the Company as in effect immediately prior to the Closing Date, and copies of resolutions adopted by the Seller’s Board authorizing the transactions contemplated by this Agreement.

6.3 Delivery of the Shares. As of the Closing Date, the Seller will duly endorse for transfer and deliver to the Buyer (or its assignee) the Shares and such other instruments of transfer of title as are necessary to transfer to the Buyer (or its assignee) good and marketable title to the Shares free and clear of any Liens.

6.4 Closing Documents. The Company and the Seller will have executed and delivered the documents required by this Agreement to have been executed and delivered by them, and such other closing documents necessary to consummate the Acquisition.

ARTICLE VII:                                CONDITIONS TO THE OBLIGATIONS OF THE COMPANY ANDTHE SELLER

The obligations of the Company and the Seller to effect the transactions contemplated hereby will be subject to the fulfillment at or prior to the end of the Escrow Period of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Seller:

7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Buyer contained in this Agreement will be true and correct as of the Closing Date with the same force and effect as though made at and as of that time except for changes specifically permitted by or disclosed pursuant to this Agreement, and  that those representations and warranties which address matters only as of a particular date will remain true and correct as of such date. Buyer will have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the end of the Escrow Period. Buyer will have delivered to the Seller a certificate, dated as of the Closing Date, certifying that its representations and warranties are true and correct as of the Closing Date, and that all its obligations have been complied with and performed in all material respects.

7.2 Consideration. By the end of the Escrow Period, the Buyer will make the InitialPayment.

7.3 Closing Documents. The Buyer will have executed and delivered the documents required by this Agreement to have been executed and delivered by them, and such other closing documents necessary to consummate the Acquisition.

ARTICLE VIII: INDEMNIFICATION

8.1 Agreement by the Company and the Seller to Indemnify. The Company and the Seller agree to indemnify and hold Buyer and each of its officers, directors, employees, affiliates, successors and assigns (each, a “Buyer Indemnitee”) harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and legal fees and expenses) incurred or suffered by a Buyer Indemnitee arising out of or resulting from (i) any material breach of a representation, warranty or certification made by the Company or the Seller in this Agreement or in any other document or certificate delivered pursuant to this Agreement, or (ii) any material breach of the covenants or agreements made by the Company or the Seller in this Agreement or in any other document or certificate delivered pursuant to this Agreement (collectively, “Buyer Indemnifiable Damages”). Without limiting the generality of the foregoing, with respect to the measurement of Buyer Indemnifiable Damages, each Buyer Indemnitee will have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Company and the Seller hereunder been true and correct and had the covenants and agreements of the Company and the Seller hereunder been performed in full. Notwithstanding the foregoing, (i) no claim of indemnification will be made and no payment therefore will be due hereunder in excess of Seven  Thousand Dollars ($7,000) of Buyer Indemnifiable Damages incurred by the Buyer Indemnitees, (ii) the total aggregate Buyer Indemnifiable Damages that the Seller will be liable for under this indemnification provision will be limited to the aggregate Purchase Price actually paid to the Seller, and will be payable in such form (cash or equity) as paid by the Buyer to the Seller, and (iii) the indemnification obligation of the Company and the Seller will only apply to claims for indemnification made on or before the second anniversary of the Closing Date.

8.2 Agreement by the Buyer to Indemnify. The Buyer agrees to indemnify the Seller and each of their officers, directors, employees, Affiliates, successors and assigns (each, a “Seller Indemnitee”) harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by a Seller Indemnitee arising out of or resulting from (i) any material breach of a representation, warranty or certification made by the Buyer in this Agreement or in any other document or certificate delivered pursuant to this Agreement, or (ii) any material breach of the covenants or agreements made by the Buyer in this Agreement or in any other document or certificate delivered pursuant to this Agreement (collectively, “Seller Indemnifiable Damages”). Without limiting the generality of the foregoing, with respect to the measurement of Seller Indemnifiable Damages, each Seller Indemnitee will have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Buyer hereunder been true and correct and had the covenants and agreements of the Buyer hereunder been performed in full. Notwithstanding the foregoing, (i) no claim of indemnification will be made and no payment therefore will be due hereunder with respect to the first Seven Thousand Dollars ($7,000) of Seller Indemnifiable Damages incurred by the Seller Indemnitees, (ii) the total aggregate Seller Indemnifiable Damages that the Buyer will be liable for under this indemnification provision will be limited to the aggregate Purchase Price actually paid to the Seller, and will be payable in such form of cash  and (iii) the indemnification obligation of the Buyer will only apply to claims for indemnification made on or before the second anniversary of the Closing Date.

8.3 Survival of Representations and Warranties. Each of the representations and warranties made by the parties in this Agreement or pursuant hereto will survive for a period of one year after the Closing. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party will have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

8.4 Third Party Actions – Buyer Indemnitee. Promptly after receipt by a Buyer Indemnitee of notice of commencement of any action by a third party which could give rise to Buyer Indemnifiable Damages, the Buyer Indemnitee will, if an indemnification claim thereof is to be made against the Company and the Seller, promptly notify in writing the Company and each of the Seller of the commencement thereof; provided, however, that the omission to so notify the Company and each of the Seller will not relieve them from any liability which they may have hereunder unless the Company or the Seller have been materially prejudiced thereby. The parties agree that with respect to any such third party action, the Buyer will (i) assume the defense thereof with its own legal counsel, (ii) provide the Company and each of the Seller with all information that they reasonably request relating to the handling of such claim, (iii) confer with the Company and each of the Seller as to the most cost-effective manner in which to handle such claim, and (iv) use its reasonable efforts to minimize the cost of handling such claim.

8.5 Third Party Actions – Seller Indemnitee. Promptly after receipt by a Seller Indemnitee of notice of commencement of any action by a third party which could give rise to Seller Indemnifiable Damages, the Seller Indemnitee will, if an indemnification claim thereof is to be made against the Buyer, promptly notify in writing the Buyer of the commencement thereof; provided, however, that the omission to so notify the Buyer will not relieve it from any liability which it may have hereunder unless the Buyer been materially prejudiced thereby. The parties agree that with respect to any such third party action, the Seller will (i) assume the defense thereof with their own legal counsel, (ii) provide the Buyer with all information that it reasonably requests relating to the handling of such claim, (iii) confer with the Buyer as to the most cost-effective manner in which to handle such claim, and (iv) use their reasonable efforts to minimize the cost of handling such claim.

ARTICLE IX: DEFINITIONS

9.1 Defined Terms . As used herein, the following terms will have the following meanings:

“Act” has the meaning ascribed to it in Section 1.4.

“Affiliate” has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning ascribed to it in the preamble.

“Buyer” has the meaning ascribed to it in the preamble.

“Buyer Indemnitee” has the meaning ascribed to it in Section 8.1.

“Buyer Indemnifiable Damages” has the meaning ascribed to it in Section 8.1.

“Closing” has the meaning ascribed to it in Section 1.2.

“Closing Date” has the meaning ascribed to it in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated there under.

“Company” has the meaning ascribed to it in the preamble.

“Company Board” has the meaning ascribed to it in the recitals.

“Gross Revenues less Direct Costs” means Gross Revenues less Direct Costs of the Company calculated in accordance with GAAP;
“Contract” means any agreement, contract, agreement, talent management agreement,  license, commitment, undertaking, obligation, whether written or oral, express or implied.

“Deferred Payment” has the meaning ascribed to it in Section 1.5.

“Escrow Period” has the meaning ascribed to it in Section 1.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction on transfer, right of refusal, preemptive right, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

“Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Purchase Price” has the meaning ascribed to it in Section 1.3.

“Releases” has the meaning ascribed to it in Section 5.5.

“Seller Indemnitee” has the meaning ascribed to it in Section 8.2.

“Seller Indemnifiable Damages” has the meaning ascribed to it in Section 8.2.

“Seller” has the meaning ascribed to it in the preamble.

“Senior Management” means natural Persons who serve as executive officers of the Company.

“Shares” has the meaning ascribed to it in the recitals.

“Subsidiary” means, with respect to any Person, any other entity of which securities or other ownership interests having normal voting power to elect a majority of the board of directors, or other Persons performing similar functions, are at the time directly or indirectly owned by such Person.

“Taxes” means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

9.2 Other Definitional Provisions . All terms defined in this Agreement will have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular will have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby will be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender will also denote the masculine and feminine where the context so permits.

ARTICLE X: TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the end of the Escrow Period: (a) by mutual written consent of the parties hereto; or (b) by Buyer in the event of a material breach by the Company or the Seller of any provision of this Agreement; or (c) by the Seller in the event of a material breach by Buyer of any provision of this Agreement.

10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement will forthwith become void and of no further force and effect and the parties will be released from any and all obligations hereunder; provided, however, that nothing herein will relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE XI: GENERAL PROVISIONS

11.1 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules attached hereto), and other the documents to be delivered at the Closing pursuant to this Agreement, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement will not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules hereto constitute a part hereof as though set forth in full above. Except for the Persons expressly stated herein to be indemnities, this Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

11.2 Expenses.  Except as otherwise provided herein, the parties will pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and any transaction contemplated hereby.

11.3. Amendment; Waiver . This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement will operate as a waiver, nor will any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

11.4 Binding Effect; Assignment . The rights and obligations of this Agreement will bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein will be construed to give any other Person any legal or equitable rights hereunder.

11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original but all of which together will constitute one and the same instrument. A telecopy signature of any party will be considered to have the same binding legal effect as an original signature.

11.6 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference will be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules and exhibits are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or the schedules or exhibits hereto. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

11.7 Construction. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burdens of proof will arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

11.8 Governing Law; Severability . This Agreement will be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to Contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

11.9 Arm’s Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of independent counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel

11.10 Waiver of Jury Trial. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES’ RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SELLER:

CMG HOLDINGS GROUP, INC.

By: /s/ James Ennis
James J. Ennis
Chief Operating Officer

BUYER:

CREATIVE MANAGEMENT GLOBAL, INC.

By: /s/ Nathan Lapkin
Nathan Lapkin
President

COMPANY:

CREATIVE MANAGEMENT OF DELAWARE, INC.

By:/s/ James Ennis
James J. Ennis
Chief Operating Officer